Exhibit 1.2

Up to 1,719,250 Shares

Minden Bancorp, Inc.
(a Louisiana corporation)

Common Stock
(par value $0.01 per share)

AGENCY AGREEMENT

 __________________, 2010

Sandler O’Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

Minden Bancorp, Inc., a Louisiana corporation (the “Company”), Minden Bancorp, Inc., a federal “mid-tier” holding company (the “Mid-Tier Company”), Minden Mutual Holding Company, a federal mutual holding company (the “MHC”), and MBL Bank, a Louisiana chartered stock building and loan association (the “Bank”), hereby confirm their agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or the “Agent”) with respect to the offer and sale by the Company of up to 1,719,250 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the “Securities.”

The Securities are being offered for sale in accordance with the Plan of Conversion and Reorganization (the “Plan”) adopted by the Boards of Directors of the Mid-Tier Company, the MHC and the Bank pursuant to which the MHC intends to convert from the mutual to stock holding company form of organization pursuant to the following steps: (i) the establishment of the Company as a Louisiana-chartered subsidiary of the Mid-Tier Company; (ii) the simultaneous merger of the MHC with and into the Mid-Tier Company with the Mid-Tier Company as the surviving entity (the “MHC Merger”); (iii) immediately after the MHC Merger, the Mid-Tier Company will merge with and into the Company with the Company as the surviving entity; and (vi) the sale and exchange of Common Stock pursuant to the Plan and the regulations of the Office of Thrift Supervision (the “OTS”) and Louisiana Office of Financial Institutions (the “OFI”).  As a result of the merger of the Mid-Tier Company with and into the Company, the Bank will become a wholly owned subsidiary of the Company.  The outstanding shares of common stock of the Mid-Tier Company held by persons other than the MHC will be converted into Common Stock pursuant to an exchange ratio as defined in the Plan, which will result in the holders of such shares receiving and owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the conversion as the percentage of Mid-Tier Company common stock owned by them in the aggregate immediately prior to consummation of the conversion.

Pursuant to the Plan, the Company will offer to certain depositors of the Bank and to the Bank’s tax qualified employee benefit plans, including the Bank’s employee stock ownership plan (the “ESOP”) (collectively, the “Employee Plans”), rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”).  To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public in a community offering (the “Community Offering”), with preference given first to natural persons and trusts of natural persons who are residents of Webster Parish, Louisiana and second to shareholders of the Mid-Tier Company as of the voting record date and finally to other members of the general public.  The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Offerings,” may be commenced concurrently with, during or after, the Subscription Offering.  The conversion and reorganization of the MHC from mutual to stock holding company form, the formation of the Company and the related mergers, the exchange of the Mid-Tier Company’s public stockholders’ shares for shares of Common Stock (the “Exchange Shares”), the acquisition of the capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the “Conversion.”  It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined).  If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-169458), including a related prospectus, for the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) (the “Registration Statement”) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Offerings which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Offerings.  Such prospectus contains information with respect to the Bank, the Mid-Tier Company, the Company, the MHC and the Common Stock.

SECTION 1.  Representations and Warranties of the Company, the Mid-Tier Company, the MHC and the Bank.

(a)              The Company, the Mid-Tier Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)            The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, threatened by the Commission.  At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus (the “Agent Information,” which the Company, the Mid-Tier Company, the MHC and the Bank acknowledge appears only in the fourth paragraph of the section “The Conversion and Offering – Marketing Arrangements”).

(ii)            At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405.  At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus.  If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Securities at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433.

(iii)           As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

1.           “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

2.           “Statutory Prospectus”, as of any time, means the Prospectus relating to the offered Securities that is included in the Registration Statement relating to the offered Securities immediately prior to that time, including any document incorporated by reference therein.

3.           “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the offered Securities.  The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

4.           “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.           “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(iv)           Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the offered Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Securities, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(v)            The Company has filed with the OTS the Company’s application for approval of its acquisition of the Bank, which includes the mergers described above (the “Holding Company Application”) on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners’ Loan Act, as amended (the “HOLA”) and the regulations promulgated thereunder.  The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and, to the knowledge of the Company, the MHC the Mid-Tier Company or the Bank, no proceedings therefor have been initiated or threatened by the OTS.  At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder and the Holding Company Application is truthful and accurate in all material respects.

(vi)           Pursuant to the rules and regulations of the OTS (the “OTS Regulations”), the MHC has filed with the OTS an Application for Approval of Conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Conversion Application”).  The Offerings and the Plan have been duly adopted by the Boards of Directors of the MHC, the Mid-Tier Company and the Bank and such adoption has not since been rescinded or revoked.  The Conversion Application has been approved by the OTS.  The Prospectus, the proxy statement for the solicitation of proxies from MHC members for the special meeting to approve the Plan (the “Members’ Proxy Statement”) and the proxy statement/prospectus for the solicitation of proxies from stockholders of the Mid-Tier Company for the special meeting at which stockholders will vote on a proposal to approve the Plan (the “Stockholders’ Proxy Statement”), all included as part of the Conversion Application, have been approved for use by the OTS, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened by the OTS.  At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Conversion Application complied and will comply in all material respects with the applicable provisions of the OTS Regulations.

(vii)           Pursuant to applicable Louisiana law and the rules and regulations of the OFI (the “OFI Regulations”), the Bank has filed with the OFI a conversion application relating to the conversion of the Bank from the mutual holding company form of organization to the stock holding company form of organization, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “OFI Conversion Application”).  The Bank has received written notice from the OFI of its approval of the OFI Conversion Application, such approval remains in full force and effect and no order has been issued by the OFI suspending or revoking such approval and, to the knowledge of the Company, the MHC the Mid-Tier Company or the Bank, no proceedings therefor have been initiated or threatened by the OFI.  At the date of such approval and at the Closing Time referred to in Section 2 hereof, the OFI Conversion Application complied and will comply in all material respects with the applicable provisions of the OFI Regulations and the OFI Conversion Application is truthful and accurate in all material respects.

(viii)         At the time of their use, the Members’ Proxy Statement, the Stockholders’ Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the OTS Regulations and the applicable rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as from time to time amended or supplemented pursuant to the Exchange Act or otherwise (the “Exchange Act Regulations”) (the Securities Act Regulations and the Exchange Act Regulations are collectively referred to herein as the “Commission Regulations”), and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company and the MHC will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS.  The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, complied and will comply in all material respects with the applicable requirements of the OTS Regulations and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS and Commission for use in final form.

(ix)           None of the Commission, the OTS, the OFI or any “Blue Sky” authority has, by order or otherwise, prevented or suspended the use of the Members’ Proxy Statement, the Stockholders’ Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company, the Mid-Tier Company, the MHC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or threatened.

(x)            At the Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the MHC and the Bank will have completed the conditions precedent to the Conversion in accordance with the Plan, the applicable OTS Regulations and OFI Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS, the OFI or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.  The Conversion, the Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

(xi)           RP Financial, LC. (the “Appraiser”), which prepared the valuation of the Bank as part of the Conversion, has advised the Company, the Mid-Tier Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and OFI Regulations and any interpretations or guidelines issued by the OTS, the OFI or their staff with respect thereto.

(xii)          Heard, McElroy & Vestal, LLP, the accountants who audited and reported on the consolidated financial statements of the Mid-Tier Company included in the Registration Statement have advised the Company, the Mid-Tier Company, the MHC and the Bank in writing that they are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the “AICPA”), that they are registered with the Public Company Accounting Oversight Board (the “PCAOB”), and such accountants are, with respect to the Company, the Mid-Tier Company, the MHC and the Bank, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and OTS Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(xiii)         The only direct subsidiaries of the Mid-Tier Company is the Bank; the only direct subsidiary of the Bank is Minden Service, Inc., which conducts its business solely in the States of Louisiana (the “Subsidiary”).  Except for the Subsidiary, none of the Company, the Mid-Tier Company, the MHC, and the Bank, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.  Upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank.

(xiv)         The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Mid-Tier Company and its Subsidiary at the dates indicated and the results of operations, retained earnings, stockholders’ equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations and OFI Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.  The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xv)          Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Mid-Tier Company, the MHC and the Bank, (C) the capitalization, liabilities, assets, properties and business of the Company, the Mid-Tier Company, the MHC and the Bank conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus and (D) none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, except that the Company has issued 100 shares of its Common Stock to the Bank in connection with its formation, which shares will be cancelled prior to the Closing Time.

(xvi)         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise (a “Material Adverse Effect”).

(xvii)        Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); except as set forth elsewhere in this Agreement, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2 hereof; at the time of the Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of Louisiana law and the OTS Regulations and OFI Regulations; and the issuance of the Securities and the Exchange Shares is not subject to preemptive or other similar rights except for subscription rights granted under the Plan in accordance with the OTS Regulations and the OFI Regulations.

(xviii)       The Mid-Tier Company has been duly chartered and is validly existing as a corporation under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  The MHC has been duly chartered and is validly existing as a mutual holding company under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

(xix)          Each of the Mid-Tier Company and the MHC is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, and the Bank, considered as one enterprise.

(xx)           The MHC has no capital stock.  All holders of the savings, demand or other authorized accounts of the Bank, are members of the MHC.

(xxi)          The Mid-Tier Company and the Bank have been duly organized and are validly existing as a federally chartered mid-tier holding company and a Louisiana chartered building and loan association in stock form, respectively, in both instances with full corporate power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Prospectus and to enter into and perform their respective obligations under this Agreement and the transactions contemplated hereby. Upon consummation of the Conversion, the Bank will continue to be a Louisiana chartered building and loan association in stock form. The Mid-Tier Company, the Company, the MHC, the Bank and the Subsidiary have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect on the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary, considered as one enterprise. All such licenses, permits and other governmental authorizations are in full force and effect and the Mid-Tier Company, the Company, the MHC, the Bank and the Subsidiary are in all material respects in compliance therewith. Neither the Mid-Tier Company, the Company, the MHC nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect on the financial condition, results of operations or business affairs of the Company,  the Mid-Tier Company, the MHC, the Bank and the Subsidiary, considered as one enterprise. Each of the Mid-Tier Company and the Bank is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary, considered as one enterprise.

(xxii)         The Bank is a member in good standing of the Federal Home Loan Bank of Dallas; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Plan, the OTS Regulations and the OFI Regulations.

(xxiii)        The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $0.01 per share (the “Company Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”) of which 100 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Mid-Tier Company consists of 4,000,000 shares of common stock, par value $0.01 per share (the “Mid-Tier Company Common Stock”), and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Mid-Tier Company Preferred Stock”), of which 1,365,316 shares of Mid-Tier Company Common Stock and no shares of Mid-Tier Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Bank consists of 100,000 shares of common stock, par value $0.01 per share (the “Bank Common Stock”) and 400,000 shares of preferred stock, par value $0.01 per share (the “Bank Preferred Stock”), of which ___________ shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding as of the date hereof. No additional shares of Company Common Stock, Mid-Tier Company Common Stock or Bank Common Stock, and no shares of Company Preferred Stock, Mid-Tier Company Preferred Stock or Bank Preferred Stock will be issued prior to the Closing Time referred to in Section 2 hereof.  The issued and outstanding shares of Company Common Stock, Mid-Tier Company Common Stock and Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The MHC owns 800,112 shares of Mid-Tier Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The terms and provisions of the Company Common Stock and Mid-Tier Company Common Stock conform to all statements relating thereto contained in the Prospectus.  The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations. The issuance of the Bank Common Stock is not subject to preemptive or similar rights.

(xxiv)        The Company, the Mid-Tier Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the Mid-Tier Company, the MHC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws and the availability of equitable remedies.

(xxv)         Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the Mid-Tier Company, the MHC or the Bank will have (A) except as otherwise set forth herein issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus or (B) entered into any transaction or series of transactions which is material in light of the business of each of the Company, the Mid-Tier Company, the MHC and the Bank.

(xxvi)        No approval of any regulatory or supervisory or other public authority is required of the Company, the Mid-Tier Company, the MHC or the Bank in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

(xxvii)       None of the Company, the MHC, the Bank or the Subsidiary is in violation of their respective charters or certificates of incorporation, organization certificates, articles of incorporation or bylaws; the Mid-Tier Company is not in violation of its charter or in material violation of its bylaws; and none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary, considered as one enterprise; and there are no contracts or documents of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary that are required to be filed as exhibits to the Registration Statement or the Conversion Application that have not been so filed.

(xxviii)     The Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company, the Mid-Tier Company, the MHC and the Bank, do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Mid-Tier Company, the MHC or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the MHC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Mid-Tier Company, the MHC or the Bank is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise; nor will such action result in any violation of the provisions of the respective certificate of incorporation, organization certificate, articles of incorporation or charter or bylaws of the Company, the Mid-Tier Company, the MHC or the Bank, or any applicable law, administrative regulation or administrative or court decree.

(xxix)        No labor dispute with the employees of the Company, the Mid-Tier Company, the MHC or the Bank exists or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, is imminent or threatened; and the Company, the Mid-Tier Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise.

(xxx)         Each of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary has good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary under which the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws and availability of equitable remedies.

(xxxi)        None of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary is in violation of any order or directive from the OTS, the OFI, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the Mid-Tier Company, the MHC and the Bank, and their respective subsidiaries, have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS, the OFI, the FDIC and the Commission).  Except as disclosed in the Prospectus, neither the Company, the Mid-Tier Company, the MHC, the Bank nor any of the Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and, except as disclosed in the Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary that, in the reasonable judgment of the Company, the Mid-Tier Company, the MHC or the Bank, is expected to result in a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary, considered as one enterprise, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion or the performance of this Agreement.  As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary.

(xxxii)       There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened, against or affecting the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise, or that might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no material contracts or documents of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiary that are required to be filed as exhibits to the Registration Statement or Conversion Application that have not been so filed.

(xxxiii)      The Company, the Mid-Tier Company, the MHC and the Bank have obtained (i) an opinion of its counsel, Elias, Matz, Tiernan & Herrick, L.L.P., with respect to the legality of the Securities and the Exchange Shares to be issued and the federal income tax consequences of the Conversion and (ii) the opinion of Heard, McElroy & Vestal, LLP with respect to the state tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Company, the Mid-Tier Company, the MHC nor the Bank has taken or will take any action inconsistent therewith.

(xxxiv)      The Company is not and, upon completion of the Conversion and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxv)       All of the loans represented as assets on the most recent consolidated financial statements or selected financial information of the Mid-Tier Company included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank.

(xxxvi)      To the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase securities in an amount up to 4.0% of the Company Common Stock that will be outstanding following the Conversion, none of the Company, the Mid-Tier Company, the MHC, the Bank or their employees has made any payment of funds of the Company, the Mid-Tier Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxvii)     Each of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxviii)    The Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.  The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder.

(xxxix)       None of the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary nor any properties owned or operated by the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary is in material violation of or liable under any Environmental Law (as defined below).  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank threatened, relating to the liability of any property owned or operated by the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect on the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise.  For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xl)           The Company, the Mid-Tier Company, the MHC, the Bank and each subsidiary have filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.  The Company, the Mid-Tier Company, the MHC and the Bank have no knowledge of any tax deficiency that has been asserted or could be asserted against the Company, the Mid-Tier Company, the MHC or the Bank.

(xli)          The Company has received all approvals required to consummate the Conversion and the Offerings referred to in Section 2 hereof.

(xlii)         At or prior to the Closing, the Company will have filed a registration statement for the common stock under Section 12(g) of the Exchange Act.

(xliii)        Except for R.E. Woodard, III, there are no affiliations or associations (as such terms are defined by the Financial Industry Regulatory Authority, Inc. (“FINRA”)) between any member of the FINRA and any of the MHC’s, the Mid-Tier Company’s, the Company’s or the Bank’s officers or directors.

(xliv)        The Company, the Mid-Tier Company, the MHC, the Bank and each subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

(xlv)         The Company, the Mid-Tier Company, the MHC and the Bank have not relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(xlvi)        The records of eligible account holders, supplemental eligible account holders, and other depositors or borrower members are accurate and complete in all material respects.

(xlvii)       The Company, the Mid-Tier Company, the MHC, the Bank and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary, respectively, would have any liability; each of the Company, the Mid-Tier Company, the MHC, the Bank and each Subsidiary has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xlviii)      Each of the Company and the Mid-Tier Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(xlviv)      The Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect upon the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiary, considered as one enterprise; the activities of each Subsidiary are permitted to subsidiaries of a Louisiana chartered stock building and loan association and a federally chartered mutual holding company by the rules and regulations of the OFI and OTS, respectively; all of the issued and outstanding capital stock or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Mid-Tier Company or the Bank, as the case may be, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of any Subsidiary.

(b)              Any certificate signed by any officer of the Company, the Mid-Tier Company, the MHC or the Bank and delivered to either of the Agent or counsel for the Agent  shall be deemed a representation and warranty by the Company, the Mid-Tier Company, the MHC or the Bank to the Agent as to the matters covered thereby.

SECTION 2.  Appointment of Agent; Sale and Delivery of the Securities; Closing.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints (i) Sandler O’Neill as its agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Subscription Offering and the Community Offering.  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O’Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.  The services to be rendered by Sandler O’Neill pursuant to this appointment include the following:  (i) consulting as to the financial and securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors financial and securities marketing implications of the Appraiser’s appraisal of the pro forma market value of the Company on a fully converted basis; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting Bank and Company management in scheduling and preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Offerings, unless the Company and the Agent agrees in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities.

If any of the Securities remain available after the expiration of the Offerings, at the request of the Company and the Bank, Sandler O’Neill will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers’ agreement (the “Selected Dealers’ Agreement”).  Sandler O’Neill will endeavor to limit the aggregate fees to be paid by the Company, the Mid-Tier Company, the MHC and the Bank under any such Selected Dealers’ Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to the Agent and Selected Dealers shall not exceed the limits set forth below.  Sandler O’Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion that best meets the distribution objectives of the Company and the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers.  It is understood that in no event shall the Agent be obligated to act as a Selected Dealer or to take or purchase any Securities.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Mid-Tier Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof.  Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above.  The closing shall be held at the offices of Elias, Matz, Tiernan & Herrick, L.L.P., at 10:00 a.m., Eastern Standard Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto.  The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities.  Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions.  Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 24 hours prior to the Closing Time at such office as the Agent shall designate.  The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, Sandler O’Neill will receive as compensation for its services hereunder one percent (1.00%) of the aggregate purchase price of the Securities sold in the Subscription and Direct Community Offering, excluding in each case shares purchased by or on behalf of (i) any employee benefit plan or trust of the Company, the Mid-Tier Company or the Bank established for the benefit of their respective directors, officers and employees, and (ii) any director, officer or employee of the Company, the Mid-Tier Company, or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren), their personal trusts and business entities controlled by them; provided, however, that the minimum aggregate fee payable to Sandler O’Neill shall be $160,000.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to the Agent; provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof.  In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be.  In recognition of the long lead times involved in the conversion process, the Bank has made an advance payment to Sandler O’Neill in the aggregate amount of $50,000, which shall be credited against any fees or reimbursement of expenses payable hereunder and any unearned portion thereof shall be refunded.

SECTION 3.  Covenants of the Company, the Mid-Tier Company, the MHC and the Bank.  The Company, the Mid-Tier Company, the MHC and the Bank covenant with the Agent as follows:

(a)           The Company, the Mid-Tier Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application, the Holding Company Application, the OFI Conversion Application, the Members’ Proxy Statement and the Stockholders’ Proxy Statement as may hereafter be required by the Commission Regulations, the OTS Regulations or the OFI Regulations or as may hereafter be requested by the Agent.  The Company, the Mid-Tier Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, the Holding Company Application or OFI Conversion Application, (ii) of the receipt of any comments from the OTS, the OFI or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the OTS or the OFI for any amendment to the Registration Statement, the Conversion Application, the Holding Company Application, the OFI Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS or OFI of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction.  The Company, the Mid-Tier Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           The Company represents and agrees that, unless it obtains the prior consent of the Agent and the Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173.

(c)           The Company, the Mid-Tier Company, the MHC and the Bank will give the Agent notice of their intention to file or prepare any amendment to the Conversion Application, the Holding Company Application, the OFI Conversion Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(d)           The Company, the Mid-Tier Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Holding Company Application, the Conversion Application, the OFI Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)           During the period when the Prospectus is required to be delivered, the Company, the Mid-Tier Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS and OFI, by the applicable OTS Regulations and OFI Regulations, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(f)            If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the Mid-Tier Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the Mid-Tier Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement.  For the purpose of this subsection, the Company, the Mid-Tier Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)           The Company, the Mid-Tier Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the OTS Regulations and OFI Regulations may require and as the Agent and the Company have agreed; provided, however, that neither the Company, the Mid-Tier Company, the MHC nor the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  In each jurisdiction in which the Securities have been so qualified, the Company, the Mid-Tier Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)           The Company authorizes the Agent and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(i)            The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)            During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail.  In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(k)           During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.  For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)            The Company, the Mid-Tier Company, the MHC and the Bank will conduct the Conversion in all material respects in accordance with the Plan, the OTS Regulations, the OFI Regulations, the Commission Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS, the OFI and the Commission.

(m)           The Company, the Mid-Tier Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed by the Commission, the OTS and the OFI or pursuant to the applicable Commission Regulations, OTS Regulations and OFI Regulations as from time to time in force.

(n)           The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion or the Offerings.

(o)           Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “How Our Net Proceeds Will be Used.”

(p)           The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q)           The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act.  For three years, the Company will use its best efforts to effect and maintain the quotation of the Common Stock on the Over-the-Counter Bulletin Board and, once quoted on the Over-the-Counter Bulletin Board, the Company will comply with all applicable quotation standards required by the Over-the-Counter Bulletin.  The Company will file with the Over-the-Counter Bulletin all documents and notices required by the Over-the-Counter Bulletin of companies that have issued securities that are quoted on the Over-the-Counter Bulletin.

(r)            The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Conduct Rule 2790.

(s)           Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or Exchange Shares for a period of 180 days following the Closing Time.

(t)            During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Sections 6 or 7 hereof, respectively, made prior to the third anniversary of the Closing Time, neither the Company, the Mid-Tier Company, the MHC nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Company Common Stock, the Mid-Tier Common Stock or the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase securities in an amount up to 4.0% of the Company Common Stock that will be outstanding following the Conversion.

(u)           The Company, the Mid-Tier Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Conversion Application and the OFI in connection with its approval of the OFI Conversion Application.

(v)           The Company shall not deliver the Securities or the Exchange Shares until the Company, the Mid-Tier Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

(w)           The MHC, the Mid-Tier Company, the Company or the Bank will furnish to the Agent as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Mid-Tier Company, which have been read by Heard, McElroy & Vestal, LLP, as stated in their letters to be furnished pursuant to subsections (g) and (i) of Section 5 hereof.

(x)            During the period in which the Prospectus is required to be delivered, each of the Company, the Mid-Tier Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OTS and the OFI.

(y)           The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without first consulting with the Agent.

(z)           The Company, the Mid-Tier Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(aa)          The Company, the Mid-Tier Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(bb)         The Company, the Mid-Tier Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc)          The Company, the Mid-Tier Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(dd)         The Company, the Mid-Tier Company, the MHC and the Bank will (i) use their best efforts to complete the conditions precedent to the Offerings and the Conversion in accordance with the Plan, the applicable OTS Regulations and OFI Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the Commission, the OTS, the OFI or any other regulatory authority or Blue Sky authority, and to comply with those which the regulatory authority permits to be completed after the Conversion and the Offerings; and (ii) conduct the Conversion and the Offerings in the manner described in the Prospectus and in accordance with the Plan, the OTS Regulations and OFI Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Mid-Tier Company, the MHC and the Bank by the Commission, the OTS, the OFI, the FDIC or any other regulatory or Blue Sky authority.

SECTION 4.  Payment of Expenses. The Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Conversion Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities purchased in the Offerings and the Exchange Shares, (iv) the fees and disbursements of the Company’s, the Mid-Tier Company’s, the MHC’s and the Bank’s counsel, conversion agent, accountants, appraiser and other advisors, (v) the qualification of the Securities under the securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the quotation of the Securities and the Exchange Shares on the Over-the-Counter Bulletin Board.  In the event the Agent incur any such fees and expenses on behalf of the Company, the Mid-Tier Company, the MHC or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the Mid-Tier Company, the MHC or the Bank pursuant to this Section without the prior approval of the Bank.

The Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the FINRA, and (ii) all reasonable out-of-pocket expenses up to $75,000 incurred by the Agent relating to the Offerings, including without limitation, fees and expenses of the Agent’s counsel, advertising, promotional, syndication and travel expenses; provided, however, that if a resolicitation of subscribers is required in connection with the Offerings, such expense cap shall be increased to $100,000.  All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the Mid-Tier Company, the MHC or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5.  Conditions of Agent’s Obligations. The Company, the Mid-Tier Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and the issuance of the Exchange Shares and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Mid-Tier Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Mid-Tier Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the Mid-Tier Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

(a)            No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or to the knowledge of the Company threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission, the OTS or the OFI and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)           At Closing Time, the Agent shall have received:

(1)           The favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick, L.L.P., counsel for the Company, the Mid-Tier Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent as attached hereto as Exhibit A hereto.

(2)           The favorable opinion, dated as of Closing Time, of Kilpatrick Stockton LLP , counsel for the Agent, as attached hereto as Exhibit B hereto.

(3)           In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Elias, Matz, Tiernan & Herrick, L.L.P. and Kilpatrick Stockton LLP  shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, or (if applicable) that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           At Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the MHC and the Bank shall have completed in all material respects with the conditions precedent to the Conversion in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS, the OFI or any other regulatory authority other than those which the OTS or OFI permits to be completed after the Conversion.

(d)           At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the Mid-Tier Company, of the MHC and of the Bank and the chief financial or chief accounting officer of the Company, of the Mid-Tier Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the Mid-Tier Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the Mid-Tier Company, the MHC or the Bank, as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice (iii) neither the Company, the Mid-Tier Company, the MHC nor the Bank shall have received from the OTS any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the Mid-Tier Company, the MHC or the Bank, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the Mid-Tier Company, the MHC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS or OFI and no person has sought to obtain regulatory or judicial review of the action of the OTS or OFI in approving the Plan in accordance with the OTS Regulations or OFI Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS or OFI in approving the Conversion Application, the Holding Company Application or the OFI Conversion Application.

(e)           At the Closing Time, the Agent shall have received a certificate of the President and Chief Executive Officer of the Mid-Tier Company, the Company and the Bank and the Chief Financial Officer of the Mid-Tier Company, the Company and the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Mid-Tier Company and the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus.

(f)            As of the date hereof, the Agent shall have received from Heard, McElroy & Vestal, LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that they are the independent public accountants with respect to the Company, the Mid-Tier Company, the MHC and the Bank within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the OTS Regulations and OFI Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements for the two-year period ended December 31, 2009 and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon procedures (but not an audit examination in accordance with the auditing standards of the PCAOB) consisting of a review in accordance with Statement on Auditing Standards (SAS) No. 100, “Interim Financial Information” agreed upon by the Agent and Heard, McElroy & Vestal, LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Mid-Tier Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations, the OTS Regulations and the OFI Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data” or under “Recent Developments” in the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) business days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Mid-Tier Company or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Mid-Tier Company, in each case as compared with the amounts shown in the  consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from September 30, 2010 to a specified date not more than five (5) business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Mid-Tier Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement and Prospectus and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Mid-Tier Company, the MHC and the Bank identified in such letter.

(g)           At Closing Time, the Agent shall have received from Heard, McElroy & Vestal, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

(h)           At Closing Time, the Securities and Exchange Shares shall have been approved for quotation on the Over-the-Counter Bulletin Board upon notice of issuance.

(i)            At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

(j)            At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and Exchange Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and Exchange Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k)           At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, Louisiana or New York authorities.

(l)            The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Agent and the persons set forth on Exhibit D hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be delivered to the Agents on or before the date hereof and shall be in full force and effect on the Closing Date.

SECTION 6.  Indemnification.

(a)           The Company, the Mid-Tier Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i)            from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Company, the Mid-Tier Company, the MHC or the Bank or otherwise as described in Section 2 hereof;

(ii)           from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Members’ Proxy Statement, Stockholders’ Proxy Statement or Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)           from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Mid-Tier Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

(iv)           from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense that (i) arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information, or (ii) is primarily attributable to the gross negligence, willful misconduct or bad faith of the Agent.  Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Company to the extent that such indemnification by the Company would constitute a covered transaction under Section 23A of the Federal Reserve Act, as amended.

(b)           The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, in reliance upon and in conformity with the Agent Information.

(c)        Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)        The Company, the Mid-Tier Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC, the Mid-Tier Company and its security holders, the Company and its security holders or the MHC’s, the Mid-Tier Company’s, the Bank’s or the Company’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from such Agent’s bad faith, willful misconduct or gross negligence.

(e)        In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Mid-Tier Company, the MHC, the Bank, the Agent or any of their respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

SECTION 7.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Mid-Tier Company, the MHC, the Bank, and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Mid-Tier Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Mid-Tier Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the Mid-Tier Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Mid-Tier Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Mid-Tier Company, the MHC and the Bank.  Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is  entitled and actually paid pursuant to this Agreement.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Mid-Tier Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities and the Exchange Shares.

SECTION 9.  Termination of Agreement

(a)           The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Louisiana or New York authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the Mid-Tier Company, the MHC or the Bank or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to ______________________.

(b)           If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10048, attention of Jennifer Docherty, Managing Director, with a copy to Lori M. Beresford, Esquire at Kilpatrick Stockton LLP, 607 14th Street, N.W., Suite 900, Washington, D.C. 20005; notices to the Company, the Mid-Tier Company, the MHC and the Bank shall be directed to any of them at 100 MBL Bank Drive, Minden, Louisiana 71055, Attention of Jack E. Byrd, Jr., President and Chief Executive Officer, with a copy to Philip Ross Bevan, Esquire, at Elias, Matz, Tiernan & Herrick, L.L.P. at 734 15th Street, N.W., 11th Floor, Washington, D.C. 20005.

SECTION 11.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained.  This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12.  Entire Agreement; Amendment.  This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated December 21, 2009, by and between Sandler O’Neill and the Mid-Tier Company, the MHC and the Bank, relating to Sandler O’Neill providing conversion agent services in connection with the Conversion.  No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13.  Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof.  Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14.  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15.  Headings.  Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the Mid-Tier Company, the MHC and the Bank on the other in accordance with its terms.

Very truly yours,

MINDEN BANCORP, INC.
(a Federal corporation)

By:
Jack E. Byrd, Jr.
President and Chief Executive Officer

MINDEN BANCORP, INC.
(a Louisiana corporation)

By:
Jack E. Byrd, Jr.
President and Chief Executive Officer

MBL BANK

By:
Jack E. Byrd, Jr.
President and Chief Executive Officer

MINDEN MUTUAL HOLDING COMPANY

By:
Jack E. Byrd, Jr.
President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
  as of the date first above written:

Sandler O’Neill & Partners, L.P.

By:  Sandler O’Neill & Partners Corp.,
the sole general partner

By: __________________________________
Name: ________________________________
Title:__________________________________

Exhibit A
Form of Opinion of Elias, Matz, Tiernan & Herrick, L.L.P.

At the Closing Date, Agent shall have received:

The favorable opinion, dated as of the Closing Date, of Elias, Matz, Tiernan & Herrick, L.L.P., counsel for the Company, the Mid-Tier Company, the MHC and the Bank acceptable to the Agent in form and substance satisfactory to counsel for the Agent to the effect that:

(i)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana; the Mid-Tier Company has been organized and is validly existing as a federal “mid-tier” holding company chartered under the laws of the United States; the MHC has been organized and is validly existing as a federal mutual holding company chartered under the laws of the United States; and the Bank has been organized and is validly existing as a building and loan association in stock form chartered under the laws of the State of Louisiana.

(ii)           Each of the Company, the Mid-Tier Company, the MHC and the Bank has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus.

(iii)          The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share; upon consummation of the Conversion and the Offerings, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under “Capitalization” and, no shares of Common Stock or preferred stock of the Company have been or will be issued and outstanding prior to the Closing Time.

(iv)         The Securities have been duly authorized for issuance and sale; the Exchange Shares have been duly authorized for issuance; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be validly issued and fully paid and nonassessable; the Exchange Shares, when issued and delivered by the Company pursuant to the Plan, will be  validly issued and fully paid and nonassessable.

(v)          Except to the extent that subscription rights and priority rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Securities and the Exchange Shares is not subject to preemptive rights.

(vi)         The Bank is a member in good standing of the Federal Home Loan Bank of Dallas.

(vii)        The deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

(viii)       Upon consummation of the Conversion, the authorized capital stock of the Bank will consist of 100,000 shares of common stock, par value $0.01 per share, and 400,000 shares of serial preferred stock, par value $0.01 per share; when issued in accordance with the Plan, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company, to such counsel’s actual knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  The issuance of such Bank common stock to the Company was exempt from the registration requirements of the Securities Act.

(ix)          The OTS has approved the Holding Company Application and the Conversion Application (including the formation of the Company and the merger of the MHC with and into the Mid-Tier Company, and the merger of the Mid-Tier Company with and into the Company); to such counsel’s actual knowledge, such approvals remain in full force and effect and to such counsel’s knowledge, no action is pending or threatened respecting the Holding Company Application or the Conversion Application or the acquisition by the Company of all of the Bank’s issued and outstanding capital stock; the Holding Company Application and the Conversion Application, including the Plan, comply as to form in all material respects with the applicable requirements of the OTS (it being understood, however, that (i) no opinion need be rendered with respect to the financial statements, notes to financial statements and stock valuation information or other financial and statistical data included in, or omitted from, the Holding Company Application or the Conversion Application, (ii) in passing upon the compliance as to form of the Holding Company Application and the Conversion Application, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, and (iii) no opinion need be rendered with respect to the business plan or the appraisal report), and to such counsel’s actual knowledge include all documents required to be filed as exhibits thereto; and the Company is authorized to become a savings and loan holding company and is authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

(x)           The OFI has approved the OFI Conversion Application; to such counsel’s actual knowledge, such approval remains in full force and effect and to such counsel’s knowledge, no action is pending or threatened respecting the OFI Conversion Application or the acquisition by the Company of all of the Bank’s issued and outstanding capital stock; and the OFI Conversion Application complies as to form in all material respects with the applicable requirements of the OFI (it being understood, however, that (i) no opinion need be rendered with respect to the financial statements, notes to financial statements and stock valuation information or other financial and statistical data included in, or omitted from, the OFI Conversion Application, (ii) in passing upon the compliance as to form of the OFI Conversion Application, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, and (iii) no opinion need be rendered with respect to the business plan or the appraisal report), and to such counsel’s actual knowledge include all documents required to be filed as exhibits thereto.

(xi)          At the time of its use, the Members’ Proxy Statement complied as to form in all material respects with the requirements of the OTS Regulations except as waived or otherwise approved by the OTS and the Stockholders’ Proxy Statement complied as to form in all material respects with the applicable requirements of the Exchange Act Regulations (other than the financial statements, the notes thereto, and the other tabular financial and other statistical and appraisal data included therein as to which no opinion need be rendered).

(xii)         The Company, the Mid-Tier Company, the MHC and the Bank have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and by the Plan.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (A) have been duly authorized by all necessary action on the part of each of the Company, the Mid-Tier Company, the MHC and the Bank, (B) will not violate the articles of incorporation, charter or bylaws of the Company, the Mid-Tier Company, the MHC or the Bank, and (C) will not result in a breach of or default, or result in the creation of any lien, charge or encumbrance under any agreement filed as an exhibit to the Registration Statement.

(xiii)        The Agreement is a legal, valid and binding agreement of each of the Company, the Mid-Tier Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors’ rights generally or the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(xiv)        The Registration Statement has been declared effective by the Commission under the Securities Act, and such counsel has been advised by the Commission’s staff that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and that no proceedings for such purpose have been initiated or threatened by the Commission.

(xv)         The Prospectus has been declared effective and the Members’ Proxy Statement and the Stockholders’ Proxy Statement have been cleared in advance by the OTS and the Commission, respectively, and, such counsel has been advised by the OTS’ staff and the Commission staff that no order suspending the effectiveness of the Prospectus or the clearance of the Members’ Proxy Statement and the Stockholders’ Proxy Statement has been issued and that no proceedings for such purpose have been initiated or threatened.

(xvi)        No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of the Agreement, the issuance of the Securities and the Exchange Shares and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

(xvii)       At the time the Registration Statement became effective, the Registration Statement  complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations; it being understood, however, that (i) no opinion need be rendered with respect to the financial statements, or notes thereto, or other tabular, financial statistical, and appraisal data included in, or omitted from, the Registration Statement and (ii) in passing upon the compliance as to form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete, except as otherwise set forth in paragraph (xxi).

(xviii)      The terms and provisions of the shares of common stock of the Company conform to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock complies with Louisiana law and the OTS Regulations.

(xix)         To such counsel’s actual knowledge, there are no legal or governmental proceedings pending or threatened against the Company, the Mid-Tier Company, the MHC or the Bank that are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

(xx)          The information in the Prospectus under “Taxation,” “Regulation,” “The Conversion and Offering—Effects of the Conversion and Offering on Public Shareholders,” “—Effects of the Conversion on Depositors,  Borrowers and Members” “—Liquidation Rights,” “—Tax Aspects,” and “—Certain Restrictions on Purchase or Transfer of Shares After the Conversion and Offering,” “Restrictions on Acquisition of Minden Bancorp (New) and MBL Bank and Related Anti-Takeover Provisions,” and “Description of Minden Bancorp (New) Capital Stock,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and fairly describes such provisions in all material respects. The description in the prospectus summarizing statutes or regulations are accurate summaries in all material respects.

(xxi)         To such counsel’s actual knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto summarizing the documents filed as exhibits are accurate in all material respects and fairly present in all material respects the information required to be disclosed.

(xxii)        The Plan has been duly adopted by the Boards of Directors of the Company, the Mid-Tier Company, the MHC and the Bank, and based solely on the report of the inspector of election, by the required vote of the Bank’s members and the Mid-Tier Company’s stockholders.

(xxiii)       To such counsel’s actual knowledge, the Company, the Mid-Tier Company, the MHC and the Bank have conducted the Conversion in accordance with applicable requirements of the OTS Regulations, in all material respects, (except to the extent that the requirement to comply was specifically waived by the OTS), the Plan and the letter from the OTS dated ________________ approving the Holding Company Application and the Conversion Application and the letter from the OTS dated __________________ declaring the Prospectus effective (which letters, to such counsel’s actual knowledge, are the only such letters received from the OTS relating to the approval of the Holding Company Application and the Conversion Application and the effectiveness of the Prospectus), and have satisfied all conditions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS and no order has been issued by the OTS to suspend the Conversion or the Offerings and no action for such purpose has been instituted or threatened by the OTS; and to such counsel’s actual knowledge no person has sought to obtain review of the final action of the OTS in approving the Plan, the Conversion Application or the Holding Company Application.

(xxiv)      To such counsel’s actual knowledge, the Company, the Mid-Tier Company, the MHC and the Bank have conducted the Conversion in accordance with applicable requirements of the OFI Regulations, in all material respects, (except to the extent that the requirement to comply was specifically waived by the OFI), the Plan and the letter from the OFI dated ________________ approving the OFI Conversion Application (which letter, to such counsel’s actual knowledge, is the only such letter received from the OFI relating to the approval of the OFI Conversion Application), and have satisfied all conditions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OFI and no order has been issued by the OFI to suspend the Conversion or the Offerings and no action for such purpose has been instituted or threatened by the OFI; and to such counsel’s actual knowledge no person has sought to obtain review of the final action of the OFI in approving the Plan or the OFI Conversion Application.

(xxv)       To such counsel’s actual knowledge, neither the Company, the MHC nor the Bank is currently in violation of their respective articles of incorporation, charters or bylaws, and, to such counsel’s actual knowledge, the Mid-Tier Company is not currently in violation of its charter or in  violation of its bylaws.

(xxvi)      The Company is not and, upon completion of the Conversion and the Offerings and the sale of the Common Stock and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

(xxvii)     Minden Service, Inc. is validly existing as a corporation under the laws of the State of Lousiana and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the activities of Minden Service, Inc. as described in the Prospectus are permitted to subsidiaries of a Louisiana-chartered stock building and loan association under the OFI Regulations; all of the issued and outstanding shares of common stock of Minden Service, Inc. are owned beneficially and of record by the Bank free and clear of any security interest, mortgage, pledge, lien or encumbrance.

In giving their opinions, Elias, Matz, Tiernan & Herrick, L.L.P. may rely as to matters of fact on certificates of officers and directors of the Company, the Mid-Tier Company, the MHC and the Bank and certificates of public officials.

Exhibit B
Form of Opinion of Kilpatrick Stockton LLP

At the Closing Date, Agent shall have received:

The favorable opinion, dated as of the Closing Date, of Kilpatrick Stockton LLP acceptable to the Agent in form and substance satisfactory to counsel for the Agent to the effect that:

(i)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana; the Mid-Tier Company has been organized and is validly existing as a federal “mid-tier” holding company chartered under the laws of the United States; the MHC has been organized and is validly existing as a federal mutual holding company chartered under the laws of the United States; and the Bank has been organized and is validly existing as a federal savings association in stock form chartered under the laws of the United States.

(ii)           The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share; upon consummation of the Conversion and the Offerings, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under “Capitalization” and, no shares of Common Stock or preferred stock of the Company have been or will be issued and outstanding prior to the Closing Time.

(iii)          The Securities have been duly authorized for issuance and sale; the Exchange Shares have been duly authorized for issuance; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be validly issued and fully paid and nonassessable.

(iv)          Except to the extent that subscription rights and priority rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Securities and the Exchange Shares is not subject to preemptive rights.

(v)           The Company, the Mid-Tier Company, the MHC and the Bank have full corporate power and authority to enter into and perform their obligations under this Agreement and to consummate the transactions contemplated hereby and by the Plan.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of each of the Company, the Mid-Tier Company, the MHC and the Bank.

(vi)          The Registration Statement has been declared effective by the Commission under the Securities Act, and such counsel has been advised by the Commission’s staff that no stop order suspending the effectiveness of the

Registration Statement has been issued under the Securities Act and that no proceedings for such purpose have been initiated or threatened by the Commission.

(vii)            At the time the Registration Statement became effective, the Registration Statement  complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the OTS Regulations; it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Registration Statement and (ii) in passing upon the compliance as to form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete.

(viii)           The Agreement is a legal, valid and binding agreement of each of the Company, the Mid-Tier Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors’ rights generally or the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

In giving its opinion Kilpatrick Stockton LLP. may rely as to matters of fact on certificates of officers and directors of the Company, the Mid-Tier Company, the MHC and the Bank and certificates of public officials, and Kilpatrick Stockton LLP may also rely on the opinion of Elias, Matz, Tiernan & Herrick, L.L.P.

B-2

Exhibit C
Form of Lock-Up Agreement

_______________, 2010

Sandler O’Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, NY 10022

Re:              Proposed Public Offering by Minden Bancorp, Inc.

The undersigned understands that Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) proposes to enter into an Agency Agreement (the “Agency Agreement”) with Minden Bancorp, Inc., a Louisiana corporation (the “Company”), Minden Bancorp, Inc., a federally-chartered stock holding company (the “Mid-Tier”), Minden Mutual Holding Company, a federally-chartered mutual holding company (the “MHC”) and MBL Bank, a Louisiana chartered stock building and loan association (the “Bank” and, together with the Company, the Mid-Tier and the MHC, the “Minden Parties”), providing for the public offering (the “Public Offering”) of up to 1,719,250 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Stock”).

In recognition of the benefit that the Public Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Sandler O’Neill that, during the period beginning on the date of the final prospectus relating to the subscription offering (the “Subscription Offering Prospectus”) and ending 90 days after the Closing Date of the Public Offering (the “Restricted Period”), the undersigned will not, without the prior written consent of Sandler O’Neill, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise or (iii) publicly announce an intention to do any of the foregoing.  If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs.

The Company shall promptly notify Sandler O’Neill of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to Sandler O’Neill, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Agency Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, or (v) with the prior written consent of Sandler O’Neill.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Company Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned understands that the Company and Sandler O’Neill are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Agency Agreement does not become effective, or if the Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

C-2

Exhibit D
List of Directors and Executive Officers

Directors:

Russell A. Adams, Director
Jack E. Byrd, Jr., Director, President and Chief Executive Officer
John P. Collins, Director
A. David Evans, Chairman of the Board
Michael S. Harper, Director
A. Loye Jones, Director
F. Dare Lott, Jr., Director
Michael W. Wise, Director
R.E. Woodard, III, Director

Executive Officers Who Are Not Directors:

Michael P. Burton, Senior Vice President and Senior Loan Officer
Becky T. Harrell, Chief Financial Officer and Treasurer